Kroger
Harris Teeter
Neighborhood Food & Pharmacy

Quarterly Financial Supplemental

Quarter Ended September 30, 2022

Essential **Retail.** Smart **Locations.** ®

SPROUTS
FARMERS MARKET
950

InvenTrust Properties

Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of September 30, 2022, the Company is an owner and manager of 62 retail properties, representing 10.5 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended September 30, 2022. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2022 guidance and ability to navigate any economic scenario, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in the Glossary of Terms on page 23.

Quarter End September 30, 2022 - i

Pro Rata Financial Information
The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count and number of leases. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

Quarter End September 30, 2022 - ii

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 Third Quarter Results
DOWNERS GROVE, III – November 1, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2022. For the three months ended September 30, 2022 and 2021, Net Income was $0.9 million, or $0.01 per diluted share, compared to Net Income of $4.0 million, or $0.06 per diluted share, respectively.
Third Quarter 2022 Highlights:
•NAREIT FFO for the quarter of $0.39 per diluted share
•Core FFO for the quarter of $0.37 per diluted share
•Leased Occupancy as of September 30, 2022 of 95.6%
•Executed 83 leases totaling approximately 478,000 square feet of pro rata GLA, of which 441,000 square feet was executed at a blended comparable lease spread of 8.2%
•Net Debt-to-Adjusted EBITDA of 5.0x at September 30, 2022
•Completed the private placement of $250 million of senior notes
•Completed a $10.8 million expansion of the Publix at Suncrest Village in Orlando, FL
“Since our listing on the New York Stock Exchange last October, our business plan and strategy has offered a simple and unique investment opportunity within the strip center sector,” Daniel (DJ) Busch, President and CEO of InvenTrust commented. “Our team’s efforts and execution across all areas of the business as well as our conservative balance sheet has the company positioned to navigate any economic scenario.”
NET INCOME
•Net Income for the three months ended September 30, 2022 was $0.9 million, or $0.01 per diluted share, compared to Net Income of $4.0 million, or $0.06 per diluted share, for the same period in 2021.
•Net Income for the nine months ended September 30, 2022 was $52.4 million, or $0.77 per diluted share, compared to Net Income of $5.4 million, or $0.08 per diluted share, for the same period in 2021.
NAREIT FFO
•NAREIT FFO for the three months ended September 30, 2022 was $26.1 million, or $0.39 per diluted share, compared to $26.3 million, or $0.37 per diluted share, for the same period in 2021.
•NAREIT FFO for the nine months ended September 30, 2022 was $88.2 million, or $1.31 per diluted share, compared to $74.1 million, or $1.03 per share, for the same period in 2021.

Quarter End September 30, 2022 - iii

CORE FFO
•Core FFO for the three months ended September 30, 2022 was $25.2 million, or $0.37 per diluted share, compared to $27.3 million, or $0.38 per diluted share, for the same period in 2021.
•Core FFO for the nine months ended September 30, 2022 was $82.9 million, or $1.23 per diluted share, compared to $73.3 million, or $1.02 per diluted share, for the same period in 2021.
PRO RATA SAME PROPERTY NOI
•Pro Rata Same Property NOI for the three months ended September 30, 2022 was $35.8 million, a 2.8% decrease, compared to the same period in 2021. Excluding net out of period rent collection of $1.3 million, Pro Rata Same Property NOI would have increased 0.8%, when comparing the three months ended September 30, 2022 to the same period in 2021.
•Pro Rata Same Property NOI for the nine months ended September 30, 2022 was $110.5 million, a 5.4% increase, compared to the same period in 2021. Excluding net out of period rent collection of $1.3 million, Pro Rata Same Property NOI would have increased 6.6%, when comparing the nine months ended September 30, 2022 to the same period in 2021.
DIVIDEND
•For the quarter ending September 30, 2022, the Board of Directors declared a quarterly cash distribution of $0.2052 per share, payable on October 14, 2022.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2022, the Company’s Leased Occupancy was 95.6%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.2% and Small Shop Leased Occupancy was 91.0%. Anchor Leased Occupancy remained flat and Small Shop Leased Occupancy increased 50 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $5.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 8.2%.
•Annualized Base Rent PSF (“ABR”) as of September 30, 2022 for the Pro Rata Combined Portfolio was $18.91, an increase of 2.6% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.39 and Small Shop ABR PSF was $31.91 for the third quarter.
•In August 2022, the Company completed a $10.8 million expansion of the Publix at Suncrest Village in Orlando, Florida.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $574.1 million of total liquidity, as of September 30, 2022 comprised of $224.1 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust had no debt maturing in 2022 and $38.6 million of debt maturing in 2023, as of September 30, 2022.
•On August 11, 2022, the Company issued $150.0 million of seven year and $100.0 million of ten year senior notes with a weighted average fixed rate of 5.12% and weighted average term of approximately 8.2 years.
•As of September 30, 2022, the Company's weighted average interest rate on its consolidated debt was 3.89% and the weighted average remaining term was 5.2 years.
•As of September 30, 2022, the Company's weighted average interest rate on its pro rata debt was 3.81% and the weighted average remaining term was 4.9 years.
SUBSEQUENT ACTIVITY
•On October 28, 2022, the Company acquired Eastfield Village in Huntersville, North Carolina for $22.5 million. The 96,000 square foot neighborhood center is anchored by Food Lion.

Quarter End September 30, 2022 - iv

2022 GUIDANCE

InvenTrust has updated its 2022 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.76	—	$0.80	$0.74	—	$0.78
NAREIT FFO per diluted share (2)	$1.65	—	$1.69	$1.61	—	$1.65
Core FFO per diluted share	$1.57	—	$1.60	$1.52	—	$1.56
Same Property NOI (“SPNOI”) Growth	4.00%	—	5.00%	4.00%	—	5.00%
General and administrative (3)	+/- $32,250			$32,750	—	$33,750
Interest expense, net	+/- $24,500			$24,500	—	$25,500
Net investment activity (4)	+/- $135,000			+/- $210,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales, and any related GAAP adjustments resulting from these transactions.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales, and any related GAAP adjustments resulting from these transactions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period unrecognized rent that we anticipate collecting in 2022.
The Company's 2022 Guidance is based on a number of assumptions that are subject to change and may be outside the Company’s control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

Quarter End September 30, 2022 - v

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Financial Results

Net income	$936	$3,992	$52,358	$5,391
Net income per common share - basic	0.01	0.06	0.78	0.08
Net income per common share - diluted	0.01	0.06	0.77	0.08

NAREIT FFO (page 7)	26,097	26,250	88,201	74,146
NAREIT FFO per diluted share	0.39	0.37	1.31	1.03

Core FFO (page 7)	25,223	27,320	82,875	73,324
Core FFO per diluted share	0.37	0.38	1.23	1.02

Pro Rata Same Property NOI (page 6)	35,763	36,798	110,548	104,855

Pro Rata Same Property NOI growth	(2.8)%	5.4%

Adjusted EBITDA (page 7)	32,754	31,630	100,746	86,630

Distributions declared per share	$0.21	$0.20	$0.62	$0.58

Aggregate distributions declared (as a % of Core FFO)	54.9%	51.5%	50.1%	57.2%

	As of September 30, 2022	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019
Capital Information
Shares outstanding	67,427,571	67,344,374	71,998,654	72,133,163

Pro Rata Outstanding Debt, net	$876,738	$624,289	$688,422	$714,053
Less: Pro Rata Cash	(224,107)	(79,628)	(249,854)	(281,430)
Pro Rata Net Debt	$652,631	$544,661	$438,568	$432,623

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$131,389	$117,273	$117,078	$137,233
Net Debt-to-Adjusted EBITDA	5.0x	4.6x	3.7x	3.2x
Fixed charge coverage	5.8x	6.4x	5.9x	5.4x
Net debt to real estate assets, excl property acc depr.	24.8%	22.0%	17.7%	17.7%
Net debt to total assets, excl property acc depr.	21.0%	19.3%	14.6%	14.3%

Distributions Paid Per Share		Liquidity and Credit Facility
Q3 2022	$0.20520	Pro Rata Cash	$224,107
Q2 2022	$0.20520	Available under credit facility	350,000
Q1 2022	$0.20520	Total	$574,107
Q4 2021	$0.19550

	Same Property		Total Portfolio
	Three and Nine Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Portfolio Metrics, Pro Rata
No. of properties	57	57	62	63
GLA (square feet)	8,845	8,848	9,843	9,657
Economic Occupancy	93.6%	92.5%	93.5%	92.2%
Leased Occupancy	95.4%	93.6%	95.6%	93.5%
ABR PSF	$19.12	$18.54	$18.91	$18.44

Supplemental - Quarter End September 30, 2022 - 1

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	September 30, 2022	December 31, 2021
Assets	(unaudited)
Investment properties
Land	$649,634	$598,936
Building and other improvements	1,820,161	1,664,525
Construction in progress	4,650	9,642
Total	2,474,445	2,273,103
Less accumulated depreciation	(385,000)	(350,256)
Net investment properties	2,089,445	1,922,847
Cash, cash equivalents and restricted cash	216,516	44,854
Investment in unconsolidated entities	56,490	107,944
Intangible assets, net	92,295	81,026
Accounts and rents receivable	34,184	30,059
Deferred costs and other assets, net	54,479	25,685
Total assets	$2,543,409	$2,212,415

Liabilities
Debt, net	$807,639	$533,082
Accounts payable and accrued expenses	45,032	36,208
Distributions payable	13,836	13,802
Intangible liabilities, net	30,247	28,995
Other liabilities	27,908	28,776
Total liabilities	924,662	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,427,571 shares issued and outstanding as of September 30, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,455,228	5,452,550
Distributions in excess of accumulated net income	(3,865,885)	(3,876,743)
Accumulated comprehensive income (loss)	29,337	(4,322)
Total stockholders' equity	1,618,747	1,571,552
Total liabilities and stockholders' equity	$2,543,409	$2,212,415

Supplemental - Quarter End September 30, 2022 - 2

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except per share information, unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Income
Lease income, net	$57,859	$53,965	$174,562	$154,869
Other property income	304	310	886	760
Other fee income	594	863	1,988	2,770
Total income	58,757	55,138	177,436	158,399

Operating expenses
Depreciation and amortization	24,021	21,318	71,055	65,000
Property operating	10,787	8,143	28,256	23,926
Real estate taxes	8,937	8,490	25,595	24,781
General and administrative	7,236	8,782	23,239	29,043
Direct listing costs	—	1,704	—	1,704
Total operating expenses	50,981	48,437	148,145	144,454

Other (expense) income
Interest expense, net	(7,689)	(3,999)	(18,129)	(11,956)
Loss on extinguishment of debt	—	(400)	(96)	(400)
Gain on sale of investment properties, net	—	636	36,856	1,516
Equity in earnings of unconsolidated entities	352	1,046	3,784	2,441
Other income and expense, net	497	8	652	(155)
Total other (expense) income, net	(6,840)	(2,709)	23,067	(8,554)

Net income	$936	$3,992	$52,358	$5,391

Weighted-average common shares outstanding - basic	67,427,571	71,261,403	67,398,713	71,731,832
Weighted-average common shares outstanding - diluted	67,547,259	71,395,625	67,558,315	71,802,082

Net income per common share - basic	$0.01	$0.06	$0.78	$0.08
Net income per common share - diluted	$0.01	$0.06	$0.77	$0.08

Distributions declared per common share outstanding	$0.21	$0.20	$0.62	$0.58
Distributions paid per common share outstanding	$0.21	$0.20	$0.62	$0.58

Comprehensive income
Net income	$936	$3,992	$52,358	$5,391
Unrealized gain (loss) on derivatives	11,992	(195)	32,912	1,560
Reclassification (to) from net income	(770)	1,102	747	3,228
Comprehensive income	$12,158	$4,899	$86,017	$10,179

Supplemental - Quarter End September 30, 2022 - 3

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	September 30, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$14,635	$13,394
Straight-line rent receivables	19,549	16,665
Total	$34,184	$30,059

Deferred cost and other assets, net
Fair value of derivatives	$27,579	$—
Lease commissions, net	13,961	12,427
Deferred costs, net	4,403	3,280
Other assets	3,155	3,520
Loan fees, net	2,644	3,712
Right of use assets, net	2,737	2,746
Total	$54,479	$25,685

Other liabilities
Deferred revenues	$9,622	$6,758
Unearned income	7,227	6,299
Security deposits	6,096	5,466
Operating lease liabilities	3,263	3,189
Other liabilities	1,650	2,168
Financing lease liabilities	50	283
Fair value of derivatives	—	4,613
Total	$27,908	$28,776

Supplemental - Quarter End September 30, 2022 - 4

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended September 30		Nine Months Ended September 30
		2022	2021	2022	2021
Income
*	Minimum base rent	$36,535	$32,390	$108,309	$94,997
*	Real estate tax recoveries	8,137	7,538	23,143	21,813
*	Common area maintenance, insurance, and other recoveries	7,166	5,937	20,462	17,705
*	Ground rent income	3,808	3,315	11,178	9,829
	Above and below-market rent and lease inducement amortization, net	985	1,019	4,594	3,404
*	Short-term and other lease income	674	758	2,858	2,479
	Termination fee income	35	173	352	368
	Straight-line rent adjustment, net	709	1,005	2,079	2,496
	Reversal of (provision for) uncollectible straight-line rent	48	(372)	1,046	(594)
*	Provision for uncollectible billed rent and recoveries	(260)	(51)	(640)	(1,633)
*	Reversal of uncollectible billed rent and recoveries	22	2,253	1,181	4,005
	Lease income, net	57,859	53,965	174,562	154,869

*	Other property income	304	310	886	760

	JV property management fee	304	471	1,018	1,546
	JV asset management fee	215	292	686	859
	JV leasing commissions	75	100	284	365
	Other fee income	594	863	1,988	2,770

	Total income	$58,757	$55,138	$177,436	$158,399

Operating Expenses
	Depreciation and amortization	$24,021	$21,318	$71,055	$65,000
*	Property operating	10,787	8,143	28,256	23,926
*	Real estate taxes	8,937	8,490	25,595	24,781
	Direct listing costs	—	1,704	—	1,704

	General and administrative expenses	6,415	7,282	21,317	23,860
	Stock based compensation costs	1,595	2,163	4,120	7,143
	Capitalized direct development compensation costs	(774)	(663)	(2,198)	(1,960)
	General and administrative	7,236	8,782	23,239	29,043

	Total operating expenses	$50,981	$48,437	$148,145	$144,454

* Component of Net Operating Income

Supplemental - Quarter End September 30, 2022 - 5

Reconciliation of Non-GAAP Measures
Pro Rata, in thousands
Same Property Net Operating Income

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Income
Minimum base rent	$33,044	$30,402	$97,643	$91,089
Real estate tax recoveries	7,097	7,067	20,190	20,899
Common area maintenance, insurance, and other recoveries	6,471	5,770	18,427	17,155
Ground rent income	3,407	3,247	10,084	9,730
Short-term and other lease income	649	849	2,812	2,486
Provision for uncollectible billed rent and recoveries	(255)	(13)	(614)	(1,611)
Reversal of uncollectible billed rent and recoveries	69	2,259	1,177	4,011
Other property income	296	310	869	764
Total income	50,778	49,891	150,588	144,523

Operating Expenses
Property operating	9,803	7,786	25,530	23,218
Real estate taxes	7,801	7,950	22,390	23,797
Total operating expenses	17,604	15,736	47,920	47,015

Same Property NOI	33,174	34,155	102,668	97,508

JV Same Property NOI	2,589	2,643	7,880	7,347

Pro Rata Same Property NOI	$35,763	$36,798	$110,548	$104,855

% Change over Prior Period	(2.8)%	5.4%

Same Property count	57	57

Reconciliation of Net Income to Pro Rata Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(497)	(8)	(652)	155
Equity in earnings of unconsolidated entities	(352)	(1,046)	(3,784)	(2,441)
Interest expense, net	7,689	3,999	18,129	11,956
Loss on extinguishment of debt	—	400	96	400
Gain on sale of investment properties, net	—	(636)	(36,856)	(1,516)
Depreciation and amortization	24,021	21,318	71,055	65,000
General and administrative	7,236	8,782	23,239	29,043
Direct listing costs	—	1,704		1,704
Other fee income	(594)	(863)	(1,988)	(2,770)
Adjustments to NOI (a)	(1,777)	(1,825)	(8,071)	(5,674)
NOI	36,662	35,817	113,526	101,248
NOI from other investment properties	(3,488)	(1,662)	(10,858)	(3,740)
Same Property NOI	33,174	34,155	102,668	97,508
IAGM Same Property NOI at share	2,589	2,643	7,880	7,347
Pro Rata Same Property NOI	$35,763	$36,798	$110,548	$104,855
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.

Supplemental - Quarter End September 30, 2022 - 6

Reconciliation of Non-GAAP Measures, continued
In thousands, except share and per share amounts
NAREIT FFO and Core FFO

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Depreciation and amortization related to investment properties	23,826	21,107	70,444	64,328
Gain on sale of investment properties, net	—	(636)	(36,856)	(1,516)
Unconsolidated joint venture adjustments (a)	1,335	1,787	2,255	5,943
NAREIT FFO Applicable to Common Shares and Dilutive Securities	26,097	26,250	88,201	74,146
Amortization of above and below-market leases and lease inducements, net	(985)	(1,019)	(4,594)	(3,404)
Straight-line rent adjustments, net	(757)	(633)	(3,125)	(1,902)
Direct listing costs	—	1,704	—	1,704
Adjusting items, net (b)	696	758	2,093	2,214
Unconsolidated joint venture adjusting items, net (c)	172	260	300	566
Core FFO Applicable to Common Shares and Dilutive Securities	$25,223	$27,320	$82,875	$73,324

Weighted average common shares outstanding - basic	67,427,571	71,261,403	67,398,713	71,731,832
Dilutive effect of unvested restricted shares (d)	119,688	134,222	159,602	70,250
Weighted average common shares outstanding - diluted	67,547,259	71,395,625	67,558,315	71,802,082

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.39	$0.37	$1.31	$1.03
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.37	$0.38	$1.23	$1.02

(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA, Pro Rata
The following table presents a pro rata reconciliation of Net Income to EBITDA and Adjusted EBITDA, with reconciling items reflecting our consolidated entities and our pro rata share of our JV:

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Interest expense	8,200	4,690	19,772	14,385
Income tax expense	114	74	329	275
Depreciation and amortization	25,356	23,325	75,373	71,163
EBITDA	34,606	32,081	147,832	91,214
Adjustments to reconcile to Adjusted EBITDA
Direct listing costs	—	1,704	—	1,704
Gain on sale of investment properties, net	—	(856)	(38,919)	(1,736)
Loss on debt extinguishment	—	518	207	526
Non-operating income and expense, net (a)	(207)	(229)	(827)	(6)
Other leasing adjustments (b)	(1,645)	(1,588)	(7,547)	(5,072)
Adjusted EBITDA	$32,754	$31,630	$100,746	$86,630
(a)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.

Supplemental - Quarter End September 30, 2022 - 7

Summary of Outstanding Debt
In thousands

	Balance as of September 30, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$163,260	20%	3.95%	3.3
Fixed rate unsecured debt	550,000	68%	3.79%	5.9
Variable rate unsecured debt	100,000	12%	4.34%	4.5
Issuance costs, net of accumulated amortization	(5,621)	n/a	n/a	n/a
Total consolidated debt, net	$807,639	100%	3.89%	5.2

Schedule of Maturities by Year

	Fixed Rate		Variable Rate	Total Consolidated Debt
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt		Total JV Debt at 100% (a)	Total Debt
2022	$—	$—	$—	$—	$—	$—
2023	38,550	—	—	38,550	126,022	164,572
2024	15,700	—	—	15,700	—	15,700
2025	51,510	—	—	51,510	—	51,510
2026	—	200,000	—	200,000	—	200,000
Thereafter	57,500	350,000	100,000	507,500	—	507,500
Issuance costs, net of amortization	—	—	—	(5,621)	(387)	(6,008)
Total	$163,260	$550,000	$100,000	$807,639	$125,635	$933,274
(a)Weighted average term for JV debt, of which our share is 55%, is 0.9 years and weighted average rate is 2.80%. The 2023 maturities for JV debt are not inclusive of two twelve-month extension options.
Debt Maturities as of September 30, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
University Oaks Shopping Center (a)	1/6/2023	4.10%	Fixed	$24,723
Renaissance Center II	4/6/2023	3.49%	Fixed	13,827
The Shops at Walnut Creek	9/1/2025	3.85%	Fixed	28,630
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				147,560

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Total mortgages payable		3.95%		163,260

Term Loans
$200.0 million 5 years	9/22/2026	2.68% (b)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.68% (b)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.69% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.70% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	1M SOFR + 1.30% (c)	Variable	100,000
Total				400,000

Senior Notes
$150.0 million	8/11/2029	5.07%	Fixed	150,000
$100.0 million	8/11/2032	5.20%	Fixed	100,000
Total				250,000

Grand total		3.89%		$813,260
(a)On October 6, 2022, the Company extinguished the $24.7 million mortgage payable secured by University Oaks Shopping Center with cash on hand.
(b)Interest rates reflect the fixed rates effectively achieved through the Company's interest rate swaps.
(c)As of September 30, 2022, 1-Month Term SOFR was 3.04%. On May 11, 2022, we transitioned our Amended Revolving Credit Agreement and Amended Term Loan Agreement from 1-Month LIBOR to pricing based on 1-Month Term SOFR.

Supplemental - Quarter End September 30, 2022 - 8

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q3 2022	Q2 2022	Q1 2022	Q4 2021

Leverage Ratio	< 60.0%	< 60.0%	31.4%	28.5%	28.7%	25.9%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	5.61	6.38	6.62	6.31
Maximum Dividend Payout	< 95%	N/A	48.8%	48.8%	51.5%	55.8%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	3.55	4.28	4.26	5.16
Unsecured Leverage Ratio	< 60%	< 60%	33.2%	27.5%	27.8%	23.0%

Interest Rate Swaps, Consolidated

The Company is party to four interest rate forward swap agreements which address the periods between the maturity dates of the four effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps effectively fix the interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.68%	12/2/2019	12/21/2023
5 Year Term Loan	100,000	2.68%	12/2/2019	12/21/2023
5.5 Year Term Loan	50,000	2.69%	12/2/2019	6/21/2024
5.5 Year Term Loan	50,000	2.70%	12/2/2019	6/21/2024
	$300,000

Forward Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.78%	12/21/2023	9/22/2026
5 Year Term Loan	100,000	2.77%	12/21/2023	9/22/2026
5.5 Year Term Loan	50,000	2.78%	6/21/2024	3/22/2027
5.5 Year Term Loan	50,000	2.80%	6/21/2024	3/22/2027
	$300,000

Capital Expenditures, Pro Rata

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$1,318	$1,166	$4,796	$4,800
Leasing commissions	1,453	1,056	3,732	3,501
Maintenance capital expenditures	2,737	2,877	9,672	6,578
Total leasing and maintenance capital expenditures (a)	5,508	5,099	18,200	14,879
Investment in development and redevelopment projects (b)	2,599	1,155	9,238	4,421
Grand total	$8,107	$6,254	$27,438	$19,300

(a)As of September 30, 2022 and 2021, total pro rata accrued leasing and maintenance capital expenditures are $4,023 and $2,638, respectively. These accrued amounts are not reflected in the table above.
(b)As of September 30, 2022 and 2021, total pro rata accrued investment in development and redevelopment projects are $301 and $1,055, respectively. These accrued amounts are not reflected in the table above.

Supplemental - Quarter End September 30, 2022 - 9

Joint Venture Financial Information
In thousands
Condensed Balance Sheets

	As of
	September 30, 2022	December 31, 2021
Assets
Investment properties
Land	$63,874	$89,800
Building and other improvements	217,340	271,637
Construction in progress	188	1,158
Total	281,402	362,595
Less accumulated depreciation	(68,048)	(74,581)
Net investment properties	213,354	288,014
Cash and cash equivalents	16,678	77,526
Intangible assets, net	10,401	11,761
Accounts and rents receivable	2,971	4,284
Deferred costs and other assets, net	6,140	5,125
Total assets	$249,544	$386,710

Liabilities and Equity
Mortgages debt, net	$125,635	$165,831
Accounts payable and accrued expenses	4,955	7,747
Intangible liabilities, net	465	2,133
Other liabilities	2,705	2,529
Total liabilities	133,760	178,240
Equity	115,784	208,470
Total liabilities and equity	$249,544	$386,710
Condensed Statement of Operations

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Income
Lease income, net	$6,470	$10,096	$21,327	$32,811
Other property income	48	88	174	223
Total income	6,518	10,184	21,501	33,034

Operating Expenses
Depreciation and amortization	2,428	3,648	7,852	11,205
Property operating	1,363	1,586	3,804	5,715
Real estate taxes	929	1,722	3,174	6,392
Asset management fee	215	292	686	859
General and administrative	64	63	178	200
Total operating expenses	4,999	7,311	15,694	24,371

Other income (expense)
Interest expense, net	(929)	(1,254)	(2,987)	(4,415)
Loss on extinguishment of debt	—	(215)	(202)	(229)
Gain on sale investment properties, net	—	12,827	4,995	12,827
Other income and expense, net	(78)	(16)	143	(124)
Total other income (expense), net	(1,007)	11,342	1,949	8,059

Net income	$512	$14,215	$7,756	$16,722

Notes:
Financial information on this page and pages 11, 12 and 13 relate to our JV with IAGM and is shown at 100%. See Introductory Notes for additional details.

Supplemental - Quarter End September 30, 2022 - 10

Joint Venture Supplemental Details of Assets and Liabilities
In thousands

	As of
	September 30, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$101	$971
Straight-line rent receivables	2,870	3,313
Total	$2,971	$4,284

Deferred cost and other assets, net
Lease commissions, net	$2,166	$2,900
Fair value of derivatives	3,197	530
Deferred costs, net	622	826
Other assets	155	869
Total	$6,140	$5,125

Other liabilities
Unearned income	$1,084	$1,268
Security deposits	780	806
Other liabilities	841	455
Total	$2,705	$2,529

Supplemental - Quarter End September 30, 2022 - 11

Joint Venture Supplemental Details of Operations
In thousands

		Three Months Ended September 30		Nine Months Ended September 30
		2022	2021	2022	2021
Income
*	Minimum base rent	$4,084	$6,662	$13,442	$21,511
*	Real estate tax recoveries	678	1,218	2,297	4,519
*	CAM, insurance, and other recoveries	657	935	2,004	3,232
*	Ground rent income	1,091	1,033	3,316	3,213
	Above/below market rent and lease inducement amortization, net	(194)	(200)	(592)	(617)
*	Short-term and other lease income	74	203	397	488
	Termination fee income	3	71	3	332
	Straight-line rent adjustment, net	17	82	91	218
	Reversal of (provision for) uncollectible straight-line rent, net	2	(1)	189	(28)
*	Provision for uncollectible billed rent and recoveries	(9)	(226)	(35)	(483)
*	Reversal of uncollectible billed rent and recoveries	67	319	215	426
	Lease income, net	6,470	10,096	21,327	32,811

*	Other property income	48	88	174	223

	Total income	$6,518	$10,184	$21,501	$33,034

Operating expenses
	Depreciation and amortization	$2,428	$3,648	$7,852	$11,205
*	Property operating expenses	1,363	1,586	3,804	5,715
*	Real estate taxes	929	1,722	3,174	6,392
	Asset management fee	215	292	686	859
	General and administrative	64	63	178	200
	Total operating expenses	$4,999	$7,311	$15,694	$24,371

* Component of Net Operating Income

Supplemental - Quarter End September 30, 2022 - 12

Summary of Outstanding Joint Venture Debt
In thousands

	Balance as of September 30, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$103,125	82%	2.38%	0.9
Variable rate secured debt	22,897	18%	4.69%	1.1
Issuance costs, net of accumulated amortization	(387)	n/a	n/a	n/a
Total debt, net	$125,635	100%	2.80%	0.9

Debt Maturities as of September 30, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Stone Ridge Market	1/1/2023	3.47%	Fixed	$28,125

Pooled Mortgages Payable (a)
Cross collateralized	11/2/2023	1M SOFR + 1.65%	Variable (b)	22,897
Cross collateralized, swapped to fixed	11/2/2023	1.98%	Fixed	45,000
Cross collateralized, swapped to fixed	11/2/2023	1.96%	Fixed	30,000
Total				97,897

Grand total				$126,022
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
(b)As of September 30, 2022, 1-Month Term SOFR was 3.04%. On September 28, 2022, the JV transitioned its pooled mortgages payable from 1-Month LIBOR to pricing based on 1-Month Term SOFR.

Supplemental - Quarter End September 30, 2022 - 13

Markets and Tenant Size
Pro rata, GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	$32,193	$16.30	18.6%	2,056	21.0%
Atlanta Metro Area, GA	10	19,283	18.99	11.1%	1,058	10.7%
Miami-Fort Lauderdale-Miami Beach, FL	3	17,999	22.71	10.4%	859	8.7%
Dallas-Fort Worth-Arlington, TX	7	16,503	19.73	9.5%	938	9.5%
Houston-Sugar Land-Baytown, TX	6	12,924	16.14	7.4%	926	9.4%
Raleigh-Cary-Durham, NC	5	12,413	19.22	7.2%	688	7.0%
So. California - Los Angeles, CA	3	10,519	20.34	6.1%	579	5.9%
Tampa-St. Petersburg, FL	3	8,843	12.87	5.1%	753	7.7%
Orlando-Kissimmee, FL	4	8,532	23.49	4.9%	378	3.8%
Washington D.C/Richmond Metro Area	3	8,064	24.18	4.6%	358	3.6%
Charlotte-Gastonia-Concord, NC	2	6,514	20.13	3.8%	328	3.3%
So. California - San Diego, CA	2	5,669	25.99	3.3%	225	2.3%
So. California - Inland Empire, CA	2	5,658	22.98	3.3%	246	2.5%
San Antonio, TX	2	3,992	26.09	2.3%	163	1.7%
Denver-Colorado Springs-Greeley, CO	1	3,747	18.25	2.0%	225	2.3%
Cape Coral-Fort Myers, FL	1	635	10.09	0.4%	63	0.6%
Total	62	$173,488	$18.91	100%	9,843	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	$65,612	$17.43	37.8%	4,083	41.6%
Florida	11	36,009	18.89	20.8%	2,053	20.8%
California	7	21,846	22.26	12.7%	1,050	10.7%
Georgia	10	19,283	18.99	11.1%	1,058	10.7%
North Carolina	7	18,927	19.52	11.0%	1,016	10.3%
Maryland/Virginia	3	8,064	24.18	4.6%	358	3.6%
Colorado	1	3,747	18.25	2.0%	225	2.3%
Total	62	$173,488	$18.91	100%	9,843	100%

Tenant type	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.3%	$58,149	$11.19	5,375
10,000 - 19,999 SF (a)	97.4%	17,616	19.19	953
5,000 - 9,999 SF (b)	92.1%	17,340	26.04	759
1 - 4,999 SF (b)	90.7%	80,383	33.54	2,756
Total	95.6%	$173,488	$18.91	9,843

Anchor Tenants (a)	98.2%	$75,765	$12.39	6,328
Small Shops (b)	91.0%	$97,723	$31.91	3,515
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

Supplemental - Quarter End September 30, 2022 - 14

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR Pro Rata Portfolio	% of Total ABR	GLA Pro Rata Portfolio	% of Total Occ.GLA
Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3	14	BBB	$8,246	4.8%	738	7.5%
Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	16	N/A	6,885	4.0%	635	6.5%
TJX Companies	Marshalls 7 / HomeGoods 4 / TJ Maxx 3	14	A	4,886	2.8%	418	4.2%
Albertsons	Tom Thumb 2 / Safeway 1 / Market Street 2 / Albertsons 1	6	BB	4,303	2.5%	364	3.7%
H.E.B.		5	N/A	3,669	2.1%	362	3.7%
Amazon, Inc.	Whole Foods Market 5	5	AA-	2,631	1.5%	194	2.0%
BC Partners	PetSmart 8	8	B	2,537	1.5%	166	1.7%
Best Buy		4	BBB+	2,236	1.3%	138	1.4%
Apollo Global Management, Inc.	Michael's 7	7	B	2,033	1.2%	152	1.5%
Ulta Beauty Inc.		8	N/A	1,952	1.1%	83	0.8%
Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	CCC	1,888	1.1%	150	1.5%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.1%	171	1.7%
Costco Wholesale		2	A+	1,735	1.0%	298	3.0%
Trader Joe's		4	N/A	1,703	1.0%	51	0.5%
Five Below, Inc.		8	N/A	1,494	0.9%	73	0.7%
Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
Wells Fargo		9	BBB+	1,450	0.8%	35	0.4%
Bank of America		7	A-	1,381	0.8%	35	0.4%
Massage Envy		14	N/A	1,359	0.8%	42	0.4%
DSW, Inc.		4	N/A	1,296	0.7%	73	0.7%
Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.6%
Regal Cinemas		1	D	1,253	0.7%	61	0.6%
The Gap, Inc.	Old Navy 5	5	BB	1,230	0.7%	75	0.8%
Petco Animal Supplies Stores, Inc		6	B+	1,210	0.7%	72	0.7%
Kingswood Capital Management	Cost Plus World Market 5	5	N/A	1,113	0.6%	91	0.9%
Totals		166		$61,085	35.2%	4,653	47.1%

Tenant Merchandise Mix

Tenant Category	ABR Pro Rata Portfolio	% of Total ABR
Grocery/Drug Stores	$34,824	20.1%
Soft Goods	29,990	17.3%
Quick Service Restaurants	20,473	11.8%
Personal Health and Beauty Services	19,788	11.4%
Full Service Restaurants	14,675	8.5%
Medical	14,600	8.4%
Banks	8,219	4.7%
Other	6,434	3.6%
Office/Communications	6,004	3.5%
Pet Supplies	6,003	3.5%
Fitness	5,372	3.1%
Other Essential Retail/Services	3,909	2.3%
Entertainment	1,741	1.0%
Hardware/Auto	1,456	0.8%
	$173,488	100%

Supplemental - Quarter End September 30, 2022 - 15

Comparable and Non-Comparable Lease Statistics
Pro Rata, GLA in thousands

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q3 2022	62	441	$17.20	$15.89	8.2%	4.9	$0.37	$0.24
Q2 2022	56	153	29.55	25.67	15.1%	7.3	21.84	3.84
Q1 2022	45	121	26.97	25.72	4.9%	4.8	4.87	0.86
Q4 2021	45	167	25.34	24.33	4.2%	4.8	1.79	1.07
Total	208	882	$22.21	$20.53	8.2%	5.3	$4.97	$1.11

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q3 2022	6	7	$39.50	$36.57	8.0%	8.9	$20.90	$14.49
Q2 2022	10	63	23.77	16.85	41.1%	10.1	53.04	9.36
Q1 2022	1	11	15.50	13.00	19.2%	11.0	45.00	9.86
Q4 2021	7	12	31.77	32.83	(3.2)%	8.6	7.51	14.79
Total	24	93	$25.11	$20.05	25.2%	9.9	$43.63	$10.53

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q3 2022	56	434	$16.82	$15.54	8.2%	4.8	$0.03	$—
Q2 2022	46	90	33.56	31.80	5.5%	5.4	0.17	—
Q1 2022	44	110	28.07	26.94	4.2%	4.2	1.02	—
Q4 2021	38	155	24.84	23.67	4.9%	4.5	1.35	—
Total	184	789	$21.87	$20.58	6.3%	4.7	$0.44	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q3 2022	21	37	$29.24			7.5	$26.62	$11.02
Q2 2022	22	136	17.66			7.3	29.93	4.81
Q1 2022	21	62	28.51			9.5	37.96	10.71
Q4 2021	26	83	29.29			9.4	22.17	10.82
Total	90	318	$23.78			8.3	$29.09	$8.26

Supplemental - Quarter End September 30, 2022 - 16

Tenant Lease Expirations
Pro Rata, GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases (a)	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (b)
2022	1	60	1.0%	$121	0.2%	$2.02
2023	7	207	3.4%	2,726	3.5%	13.17
2024	26	614	10.0%	7,837	10.0%	12.76
2025	20	789	12.9%	9,417	12.0%	11.94
2026	17	478	7.8%	5,615	7.2%	11.75
2027	41	1,387	22.8%	20,052	25.6%	14.46
2028	23	555	9.1%	7,545	9.6%	13.59
2029	11	339	5.5%	4,153	5.3%	12.25
2030	7	192	3.1%	2,854	3.7%	14.86
2031	6	294	4.8%	2,659	3.4%	9.04
Thereafter	30	1,184	19.4%	14,921	19.1%	12.60
Other (c)	1	15	0.2%	288	0.4%	18.75
Totals	190	6,114	100%	$78,188	100%	$12.79
Vacant space		214
Total		6,328

Small Shops

2022	19	48	1.6%	$1,413	1.3%	$29.44
2023	156	328	10.6%	9,818	9.2%	29.93
2024	165	395	12.8%	12,415	11.6%	31.43
2025	157	347	11.2%	11,174	10.5%	32.20
2026	190	454	14.7%	15,259	14.3%	33.61
2027	201	483	15.6%	17,250	16.1%	35.71
2028	89	226	7.3%	8,297	7.8%	36.71
2029	88	228	7.4%	7,922	7.4%	34.75
2030	62	151	4.9%	5,855	5.5%	38.77
2031	71	211	6.8%	7,966	7.5%	37.75
Thereafter	83	203	6.6%	8,805	8.2%	43.37
Other (c)	10	17	0.5%	592	0.6%	34.82
Totals	1,291	3,091	100%	$106,766	100%	$34.54
Vacant space		424
Total		3,515

Total Pro Rata

2022	20	108	1.2%	$1,534	0.8%	$14.20
2023	163	535	5.8%	12,544	6.8%	23.45
2024	191	1,009	11.0%	20,252	10.9%	20.07
2025	177	1,136	12.3%	20,591	11.1%	18.13
2026	207	932	10.1%	20,874	11.3%	22.40
2027	242	1,870	20.3%	37,302	20.3%	19.95
2028	112	781	8.5%	15,842	8.6%	20.28
2029	99	567	6.2%	12,075	6.5%	21.30
2030	69	343	3.7%	8,709	4.7%	25.39
2031	77	505	5.5%	10,625	5.7%	21.04
Thereafter	113	1,387	15.1%	23,726	12.8%	17.11
Other (c)	11	32	0.3%	880	0.5%	27.50
Totals	1,481	9,205	100%	$184,954	100%	$20.09
Vacant space		638
Total		9,843
(a)No. of expiring leases includes JV properties at 100%.
(b)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(c)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

Supplemental - Quarter End September 30, 2022 - 17

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Ownership	Date	Property Name	Market	Acquisition Price	GLA	Leased Occ. (a)	Anchor Tenants (b)

100%	2/2/22	Shops at Arbor Trails	Austin-Round Rock, TX	$112,190	357	99.2%	Costco, Whole Foods Market
100%	2/2/22	Escarpment Village	Austin-Round Rock, TX	77,150	170	99.9%	HEB
100%	4/21/22	The Highlands of Flower Mound (c)	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
100%	5/4/22	Bay Landing	Cape Coral - Fort Myers, FL	10,425	63	100%	The Fresh Market, HomeGoods
100%	6/10/22	Kyle Marketplace- Outparcel (d)	Austin-Round Rock, TX	705	n/a	n/a	HEB
				$238,470	765
(a)Leased Occupancy at date of acquisition.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(c)This retail property was acquired from the JV.
(d)The outparcel of vacant land acquired is adjacent to this retail property.

Dispositions

Ownership	Date	Property Name	Market	Disposition Price	GLA	Leased Occ. (a)	Anchor Tenants (b)

100%	6/30/22	Centerplace of Greeley	Denver-Colorado Springs-Greeley, CO	$37,550	152	100%	Safeway, Target*, Famous Footwear, Kohl's*, Ross Dress for Less
100%	6/30/22	Cheyenne Meadows	Denver-Colorado Springs-Greeley, CO	17,900	90	98.4%	King Soopers
				$55,450	242
(a)Leased Occupancy at date of disposition.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Joint Venture Dispositions

Ownership	Date	Property Name	Market	Disposition Price (a)	GLA (a)	Leased Occ. (b)	Anchor Tenants (c)

55%	3/3/22	Price Plaza	Houston-Sugar Land-Baytown, TX	$39,100	206	95.0%	Sam's Club*, Walmart*
55%	4/21/22	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
				$77,100	381
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Leased Occupancy at date of disposition.
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Supplemental - Quarter End September 30, 2022 - 18

Development Pipeline
In thousands

Active Redevelopments
Ownership	Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	320	20
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	4Q - 2023	1,400	200
	Totals				$1,720	$220	7-10%

(a) Our estimated timing of completion may be impacted by factors outside of our control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Ownership	Property Name	Market	Project Description	Completion Quarter	Completed Costs	Costs to Date
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	3Q - 2022	$1,600	$1,600
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center including façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$2,600	$2,600
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center including demolition and expansion of the Publix grocery store, upgrades to the facade, signage enhancement, and common area improvements.	3Q - 2022	$10,800	$10,800
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of fuel facility.	4Q - 2021	$1,000	$1,000

Potential Developments and Redevelopments
Ownership	Property Name	Market	Project Description
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through and anchor re-positioning.
100%	Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
100%	River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro Area, GA	Re-merchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.
100%	Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
100%	Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
100%	The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
100%	Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of an outparcel.
55%	Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.

Supplemental - Quarter End September 30, 2022 - 19

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center	100%	Houston-Sugar Land-Baytown	TX	N	110	100%	$13.98	Yes	Kroger
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	84.3%	$16.22	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bay Landing (e)	100%	Cape Coral-Fort Myers	FL	N	63	100%	$10.09	Yes	The Fresh Market, HomeGoods
4	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	100%	$25.18	Yes	Stater Brothers
5	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	100%	$14.27	Yes	Food Lion
6	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.94	Yes	HEB, Walgreens
7	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	221	96.5%	$20.99	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
8	Campus Marketplace	100%	So. California - San Diego	CA	N	144	97.0%	$30.92	Yes	Ralphs, CVS, Discovery Isle Child Development Center
9	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	98.2%	$16.59	Yes	Harris Teeter, CVS
10	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	100%	$16.78	Yes	Harris Teeter, CVS
11	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.88	Yes	Publix
12	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	96	98.7%	$15.08	Yes	Tom Thumb
13	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	433	92.3%	$16.03	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
14	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	95.7%	$23.58	Yes	Market Street, PetSmart, Phenix Salon Suites
15	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	175	90.6%	$17.76	Yes	Kroger, Kohl's*, Petco
16	Escarpment Village (e)	100%	Austin-Round Rock	TX	N	170	99.9%	$21.22	Yes	HEB
17	Garden Village	100%	So. California - Los Angeles	CA	N	117	88.5%	$18.09	Yes	Albertson's, Rite Aid
18	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.79	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx, Tuesday Morning
19	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$34.49	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
20	Kyle Marketplace	100%	Austin-Round Rock	TX	C	225	100%	$17.03	Yes	HEB
21	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	100%	$46.61	Yes	Trader Joe's
22	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.29	No	Walgreens
23	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	100%	$24.15	Yes	Whole Foods Market
24	Old Grove Marketplace	100%	So. California - San Diego	CA	N	81	98.2%	$17.18	Yes	Ralphs, Lowe's*
25	Pavilion at LaQuinta	100%	So. California - Inland Empire	CA	P	166	100%	$21.92	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
26	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	97.6%	$14.10	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
27	PGA Plaza Palm Beach Gardens	100%	Miami-Fort Lauderdale-Miami Beach	FL	C	121	96.8%	$33.83	Yes	Trader Joe's, Marshalls, Ulta
28	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	100%	$15.25	Yes	Publix
29	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	96.9%	$27.20	Yes	Publix
30	Prestonwood Town Center (e)	100%	Dallas-Fort Worth-Arlington	TX	P	233	99.4%	$21.15	Yes	Walmart*, Barnes & Noble, DSW, Michaels, Petco, Ulta
31	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	92.3%	$22.27	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
32	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	98.4%	$18.52	Yes	Publix, Planet Fitness
33	River Oaks	100%	So. California - Los Angeles	CA	C	275	95.5%	$20.17	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Total Wine & More, Ulta
34	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	98.4%	$12.70	Yes	Tom Thumb, Petco
35	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	100%	$21.10	Yes	Market Street
36	Rose Creek	100%	Atlanta Metro Area	GA	N	70	100%	$11.32	Yes	Publix
37	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	93.7%	$22.62	Yes	Kroger, Pet Supplies Plus, Walgreens*

Supplemental - Quarter End September 30, 2022 - 20

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
38	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	345	85.9%	$13.83	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
39	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	97.2%	$17.25	Yes	Hana World Market, Goodwill
40	Shops at Arbor Trails (e)	100%	Austin-Round Rock	TX	C	357	100%	$13.60	Yes	Costco, Whole Foods Market, Chuy's*, Frost Bank*, Haverty's Furniture, Kerbey Lane Cafe*, Marshalls
41	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	66	97.2%	$23.51	Yes	Whole Foods Market
42	Shops at the Galleria	100%	Austin-Round Rock	TX	P	537	95.2%	$13.95	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
43	Sonterra Village	100%	San Antonio	TX	N	42	100%	$32.84	Yes	Trader Joe's
44	Southern Palm Crossing	100%	Miami-Fort Lauderdale-Miami Beach	FL	P	345	97.0%	$15.86	Yes	Costco Wholesale, Going Going Gone, Marshalls
45	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	191	85.3%	$17.80	Yes	Kroger, Walgreens
46	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	97.0%	$21.86	Yes	Ralphs, Furniture Design Center, L.A. Fitness, PetSmart
47	Stone Ridge Market	55%	San Antonio	TX	C	219	92.0%	$23.49	Yes	HEB Plus*, Burlington, PetSmart
48	Suncrest Village	100%	Orlando-Kissimmee	FL	N	97	95.3%	$17.90	Yes	Publix, Orange County Tax Collector
49	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	100%	$19.21	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
50	The Centre on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	96.5%	$11.84	Yes	Publix
51	The Highlands of Flower Mound (e)	100%	Dallas-Fort Worth-Arlington	TX	P	175	89.8%	$18.04	Yes	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
52	The Parke	100%	Austin-Round Rock	TX	P	406	99.1%	$16.45	Yes	Whole Foods Market, Buy Buy Baby, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta, World Market
53	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.78	Yes	Harris Teeter
54	The Shops at Town Center	100%	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$29.52	Yes	Safeway
55	The Shops at Walnut Creek	100%	Denver-Colorado Springs-Greeley	CO	P	225	93.4%	$18.25	Yes	Target*, Dollar Tree, Michaels, Old Navy, PetSmart, TJ Maxx
56	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	95.4%	$9.97	Yes	Kroger
57	Travilah Square Shopping Center	100%	Washington D.C/Richmond Metro Area	MD	N	56	86.4%	$48.51	Yes	Trader Joe's
58	Trowbridge Crossing	100%	Atlanta Metro Area	GA	N	63	95.4%	$12.09	Yes	Publix
59	University Oaks	100%	Austin-Round Rock	TX	P	236	84.3%	$20.81	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
60	Westfork & Paraiso	100%	Miami-Fort Lauderdale-Miami Beach	FL	N	393	90.6%	$25.25	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
61	Westpark Shopping Center	100%	Washington D.C/Richmond Metro Area	VA	C	177	100%	$14.69	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
62	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$15.10	Yes	Kroger
	Totals with JV at 100%					10,467	95.3%	$18.82
	Totals, Pro Rata					9,843	95.6%	$18.91
(a)N = Neighborhood center, P = Power Center, C = Community Center
(b)The GLA of properties owned by our joint venture are included at 100%.
(c)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(d)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(e)Properties are excluded from Same Property for the three months ended September 30, 2022.

Supplemental - Quarter End September 30, 2022 - 21

Components of Net Asset Value as of September 30, 2022
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$32,854	5
Ground rent income	3,808	5
NOI	36,662	5

JV NOI at share, excluding ground rent (a)	$1,651	12
JV Ground rent income at share	600	12
JV NOI at share	2,251

Annualized NOI, excluding ground rent income	131,416
Annualized JV NOI at share, excluding ground rent income	6,604
Annualized ground rent income	17,632

Projected remaining development
Net Consolidated Project Costs	1,200	19
Net JV Project Costs at share	165	19
Estimated Range for Incremental Yield	7-10%	19

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	594	5

Other Assets
Cash, cash equivalents and restricted cash	216,516	2
Billed base rent, recoveries, and other revenue	14,635	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (b)	9,228	10, 11

Liabilities
Debt	813,260	8
Issuance costs, net of accumulated amortization	(5,621)	8
Accounts payable and accrued expenses	45,032	2
Distributions payable	13,836	2
Other liabilities	27,908	2
Projected remaining consolidated project costs	1,200	19
Total JV Other Liabilities, at share (c)	73,477	10, 19

Common Shares Outstanding	67,427,571	1

(a)Includes elimination of our share of the management fee expense of $305 for the three months ended September 30, 2022.
(b)Total JV other assets, at share, includes the JV's share of cash and cash equivalents and receivables for base rent, recoveries, and other revenue.
(c)Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining project costs.

Supplemental - Quarter End September 30, 2022 - 22

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.
Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).
New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count and number of leases.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

Supplemental - Quarter End September 30, 2022 - 23

3025 Highland Parkway, Suite 350 • Downers Grove, IL 60515 • 630.570.0700 • www.InvenTrustProperties.com

InvenTrust Properties

Essential **Retail.** Smart **Locations.** ®